As filed with the Securities and Exchange Commission on September 16, 2008.

                                                      Registration No. 333-_____


================================================================================



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            JUPITERMEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                    06-1542480
    ---------------------------------                 ----------------------
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                 Identification Number)

                           23 Old Kings Highway South
                            Darien, Connecticut 06820
          (Address, including zip code, of principal executive offices)

                            Jupitermedia Corporation
                            2008 Stock Incentive Plan
                              (Full Title of Plan)


                                 Alan M. Meckler
                                    Chairman
                           and Chief Executive Officer
                            Jupitermedia Corporation
                           23 Old Kings Highway South
                            Darien, Connecticut 06820
                                 (203) 662-2800
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    COPY TO:
                              Jeffrey R. Poss, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000


                                            CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Title of securities to       Amount to be          Proposed maximum       Proposed maximum           Amount of
     be registered            registered(1)        offering price per     aggregate offering      registration fee
                                                        share(2)               price(2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value           4,000,000             $1.1475                $4,590,000              $180.39
$0.01 per share                   1,731,248               N/A                     N/A                   N/A(3)


(1) This Registration Statement covers 4,000,000 shares of common stock of Jupitermedia Corporation (the "Company"), par value $0.01 per share (the "Common Stock"), authorized to be offered and sold pursuant to the Company's 2008 Stock Incentive Plan (the "Plan"). In addition, because the Plan authorizes the offer and sale of up to 1,731,248 shares of Common Stock that may remain available for issuance under the Company's 1999 Stock Incentive Plan (amended and restated as of March 5, 2008) (the "1999 Plan") upon its expiration and subject to currently outstanding awards under the 1999 Plan that may expire, or be cancelled, forfeited, settled in cash or otherwise settled without delivery of the shares underlying awards, this Registration Statement also covers up to an additional 1,731,248 shares of Common Stock. The offer and sale of these additional 1,731,248 shares of Common Stock was previously registered pursuant to a Registration Statement on Form S-8 filed by the Company on September 15, 2006 (Registration No. 333-137349) (the "Prior S-8 Registration Statement") and the filing fee for these shares has been fully paid. In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends, or similar transactions effected without the receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee, based upon the average of the high and low price of the Common Stock on September 15, 2008, on the Nasdaq Stock Market, pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended.

(3) Because the Company has previously paid a registration fee for these shares pursuant to the Prior S-8 Registration Statement, the Company is not required to pay a fee under this Registration Statement.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by Jupitermedia Corporation, a Delaware corporation (the "Company"), are incorporated by reference into the Registration
Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008, filed pursuant to the Exchange Act;

          (c) The Company's Current Reports on Form 8-K filed on March 7, 2008, March 18, 2008, June 9, 2008, and June 24, 2008, as updated by the Company's Current Report on Form 8-K/A, filed on July 2, 2008, pursuant to the Exchange Act; and

          (d) The description of the Common Stock, par value $0.01 per share, incorporated by reference into the Company's Registration Statement on Form 8-A, filed on June 16, 1999, pursuant to the Exchange Act, contained in the Company's Registration Statement on Form S-1 (Registration No. 333-91853), filed on December 1, 1999, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), as amended by Amendment Nos. 1 and 2, filed on January 11, 2000, and January 21, 2000, respectively, pursuant to the Securities Act.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   DESCRIPTION OF SECURITIES

          Inapplicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Inapplicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with its directors and officers, which reflect the indemnification provisions of its Amended and Restated Certificate of Incorporation and Bylaws and set out the procedures by which such directors and officers may be advanced or reimbursed expenses incurred in certain proceedings described therein. The Company has secured insurance on behalf of its officers and directors for any liability arising out of their actions in such capacity, regardless of whether the Company would have the power to indemnify them against such liability under Delaware law.

          The above discussion of the Company's Amended and Restated Certificate of Incorporation, the Company's Bylaws and Delaware law is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation and Bylaws, which were previously filed and are incorporated by reference and the applicable Delaware statutes.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Inapplicable.

Item 8.   EXHIBITS

Exhibit No.                            Description of Exhibits
-----------                            -----------------------

    5 Opinion of Willkie Farr & Gallagher LLP regarding the legality of the original issuance securities being registered.

   23.1        Consent of Deloitte & Touche LLP.

   23.2        Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

    24         Power of Attorney (reference is made to the signature page).


Item 9.   UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Darien, State of Connecticut, on this 16th day of September 2008.

                                        JUPITERMEDIA CORPORATION



                                        By:  /s/ Alan M. Meckler
                                             -------------------------
                                             Alan M. Meckler
                                             Chief Executive Officer

                                POWER OF ATTORNEY

          Each of the undersigned officers and directors of Jupitermedia Corporation hereby severally constitutes and appoints Alan M. Meckler as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                            Title                          Date
               ---------                            -----                          ----

/s/ Alan M. Meckler                 Chairman of the Board and               September 16, 2008
--------------------------------    Chief Executive Officer
Alan M. Meckler                     (Principal Executive Officer)

/s/ Christopher S. Cardell          President, Chief Operating              September 16, 2008
--------------------------------    Officer and Director
Christopher S. Cardell

/s/ Donald J. O'Neill               Vice President and Chief                September 16, 2008
--------------------------------    Financial Officer (Principal
Donald J. O'Neill                   Financial and Accounting
                                    Officer)

/s/ Gilbert F. Bach                 Director                                September 16, 2008
--------------------------------
Gilbert F. Bach

/s/ Michael J. Davies               Director                                September 16, 2008
--------------------------------
Michael J. Davies

                                    Director                                September __, 2008
--------------------------------
William A. Shutzer

                                    Director                                September __, 2008
--------------------------------
John R. Patrick

                                  EXHIBIT INDEX

   Exhibit No.                            Description
-----------------   ------------------------------------------------------------

        5 Opinion of Willkie Farr & Gallagher LLP regarding the legality of the original issuance securities being registered.

      23.1          Consent of Deloitte & Touche LLP.

      23.2          Consent of Willkie Farr & Gallagher LLP (included in Exhibit
                    5).

       24           Power of Attorney (reference is made to the signature page).